EXHIBIT 4

EVIDENCE OF SIGNATORY AUTHORITY

Excerpt from Commercial Register of Novartis Pharma AG

Identification number	Legal status	Entry	Cancelled
				1
CHE-106.052.527	Limited or Corporation	25.10.1989

All data

In	Ca	Business name	Ref	Legal seat
1		Novartis Pharma AG	1	Basel
1		(Novartis Pharma SA) (Novartis Pharma Inc.)

CHE-106.052.527			Novartis Pharma AG		Basel
All data
In	Mo	Ca	Personal Data	Function	Signature
	43		Bugnon, Bertrand Richard René, von Montagny (FR), in Belfaux		joint signature at two

CHE-106.052.527			Novartis AG		Basel
All data
In	Mo	Ca	Personal Data	Function	Signature
	55		Förtsch, Lukas, von Zürich, in Sissach		joint signature at two

Excerpt from Commercial Register of Novartis AG

Identification number	Legal status	Entry	Cancelled
				1
CHE-103.867.266	Limited or Corporation	01.03.1996

All data

In	Ca	Business name	Ref	Legal seat
1		Novartis AG	1	Basel
1		(Novartis SA) (Novartis Inc.)

CHE-103.867.266			Novartis AG		Basel
All data
In	Mo	Ca	Personal Data	Function	Signature
	23		Bugnon, Bertrand Richard René, von Montagny (FR), in Belfaux		joint signature at two

CHE-103.867.266			Novartis AG		Basel
All data
In	Mo	Ca	Personal Data	Function	Signature
	14		Förtsch, Lukas, von Zürich, in Sissach		joint signature at two